SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road Santa Fe, New Mexico	87506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Termination of Override Agreement and Entry into Forbearance Agreements

On March 16, 2009, the Amended and Restated Override Agreement dated December 12, 2008 (the “Override Agreement”), by and between Thornburg Mortgage, Inc. (the “Company”), certain affiliates of the Company and JPMorgan Chase Funding Inc. (formerly Bear Stearns Investment Products Inc.) (“JPM”), Citigroup Global Markets Limited (“Citigroup”), Credit Suisse Securities (USA) LLC (“CSUSA”), Credit Suisse International (“CSI”), Greenwich Capital Markets, Inc. (“GCM”), Greenwich Capital Derivatives, Inc. (“GCD”), The Royal Bank of Scotland plc (“RBS”), and UBS AG (“UBS”) (collectively, the “Counterparties”) expired in accordance with its terms.

On March 16, 2009, the Company entered into a Forbearance Agreement with GCD, GCM, RBS, CSI, CSUSA and JPM, whereby each of those financing counterparties agreed (i) to provide the Company with additional time to restructure its obligations with the Counterparties and the Company’s noteholders, and (ii) subject to certain terms and conditions, not to exercise through March 31, 2009 (the “Standstill Period”) certain remedies that might otherwise be available to them under their respective financing agreements or the Security Agreement dated April 1, 2008, executed by the Company in favor of the Counterparties (the “Override Security Agreement”). These Counterparties have also agreed that during the Standstill Period they will not dispose of any securities or collateral securing their respective financing agreements or take any action to assert any deficiency claims thereunder. The Standstill Period will terminate earlier if the Company breaches certain covenants and will also terminate for each Counterparty if any other Counterparty breaches its Forbearance Agreement.

On March 16, 2009, the Company also entered into a Forbearance Agreement with Citigroup whereby Citigroup and the Company acknowledged that if March 16, 2009 were the maturity date of the securities loans outstanding under a Global Master Securities Lending Agreement between the Company and Citigroup (the “Global Agreement”), the Company would be obligated to return to Citigroup cash collateral of $1.02 billion, and further agreed that on March 16, 2009, the market value of the mortgage securities collateral pledged by the Company to secure its payment obligation to Citigroup under the Global Agreement was $626.4 million. The parties agreed that Citigroup could retain the mortgage collateral for its own account, with the market value of the collateral being offset against the Company’s payment obligation, and agreed that the balance due from the Company under the Global Agreement will constitute a continuing extension of credit by Citigroup, which will be due and payable on March 31, 2009, or sooner if certain early termination events occur (the “Citigroup Standstill Period”). Citigroup further agreed that during the Citigroup Standstill Period it will not assert any deficiency claim against the Company or exercise certain remedies that might otherwise be available to it under the Global Agreement or the Security Agreement.

On March 16, 2009, the Company entered into a Termination and Purchase Agreement (the “Termination Agreement”) with UBS pursuant to which (i) the Company agreed to transfer to UBS certain securities (the “Relevant Securities”) previously financed by the Company through a Master Repurchase Agreement between the Company and UBS (the “Repurchase

Agreement”), and (ii) the parties agreed to apply the specified value of the Relevant Securities against the aggregate purchase price otherwise due from the Company to UBS under the Repurchase Agreement in respect of the Relevant Securities. The Company and UBS have further agreed that, after giving effect to the transfer of the Relevant Securities to UBS, the Company continues to owe UBS a deficiency amount of $86.6 million under the Repurchase Agreement. However, UBS has in the Termination Agreement granted the Company a grace period for the payment of this deficiency amount pursuant to which the Company is not required to make such payment until March 31, 2009, or sooner if certain early termination events occur (the “UBS Standstill Period”). Concurrently with the execution of the Termination Agreement, the Company also entered into a Forbearance Agreement with UBS whereby UBS agreed that during the UBS Standstill Period it will not assert any deficiency claim against the Company or exercise certain remedies that might otherwise be available to it under the Repurchase Agreement or the Security Agreement.

The standstill period under each of the Forbearance Agreements will terminate immediately if (i) the Company breaches any covenant or representation made by it in any Forbearance Agreement, (ii) the Company voluntarily or involuntarily becomes subject to proceedings under the United States Bankruptcy Code, or (iii) any “change of control” of the Company occurs (the defined “change of control” transactions include, among others, any transaction pursuant to which any person or group acquires ownership of more than 50% of the ordinary voting power of the Company’s capital stock and any approval by the holders of the Company’s capital stock of any plan for the Company’s dissolution or liquidation). The standstill period for each Counterparty will also terminate if any other Counterparty breaches its Forbearance Agreement and all of the Forbearance Agreements will terminate automatically if any of them terminate. The Company has made certain covenants in the Forbearance Agreements for the benefit of the Counterparties, including covenants, that during the applicable standstill period, will restrict or condition the Company’s ability to incur new indebtedness, make optional payments on outstanding indebtedness, effect asset sales or mergers, change its present method of conducting business or enter into affiliated party transactions.

The Override Agreement was previously filed as an exhibit to the Company’s Current Report of Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2008.

Execution of Second Supplemental Indenture and Lien Releases

On March 16, 2009, the holders of more than a majority of the principal amount of the Senior Subordinated Notes outstanding executed a written consent approving the execution of the Second Supplemental Indenture and release of all liens under, and termination of, the Senior Subordinated Security Agreement.

In addition, on March 16, 2009, the Company entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) among the Company, the subsidiary note guarantors identified therein and Wilmington Trust Company, as Trustee, relating to the Indenture, dated as of March 31, 2008 (the “Original Indenture” and, as supplemented by the First Supplemental Indenture, dated as of September 30, 2008 and the Second Supplemental Indenture, the “Senior Subordinated Indenture”), governing the Company’s Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Notes”). The consent provides for the release of any and all liens upon the collateral identified in the Original Indenture and the related Security Agreement, dated March 31, 2008, among the Company, certain of its subsidiaries identified therein and Wilmington Trust Company, as Note Lien Collateral Agent (the “Senior Subordinated Security Agreement”). In connection with the release of the liens, the Senior Subordinated Security Agreement was terminated on March 16, 2009.

Also, as a result of the release of the liens pursuant to the Second Supplemental Indenture, (i) the corresponding liens securing the Company’s 8% Senior Notes due 2013 (the “Senior Notes”) were released pursuant to the terms of the Indenture governing the Company’s Senior Notes, dated May 15, 2003, between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated May 15, 2003, and by the Second Supplemental Indenture, dated March 31, 2008, the “Senior Indenture”), and (ii) the related Security Agreement dated March 31, 2008, among the Company, certain of its subsidiaries identified therein and Deutsche Bank Trust Company Americas, as Note Lien Collateral Agent (the “Senior Security Agreement”), terminated in accordance with its terms on March 16, 2009.

The Original Indenture, Senior Subordinated Security Agreement, Second Supplemental Indenture to the Senior Indenture and Senior Security Agreement were each previously filed as exhibits to the Company’s Current Report on Form 8-K/A filed with the Commission on April 4, 2008.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to the description set forth under Item 1.01 above with respect to the description under the heading Execution of Second Supplemental Indenture and Lien Releases, which is hereby incorporated into this Item 1.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Reference is made to the description set forth under Item 1.01 above with respect to the description under the heading Execution of Second Supplemental Indenture and Lien Releases, which is hereby incorporated into this Item 3.03 by reference.

Item 8.01.	Other Items.

On March 17, 2009, the Company filed a notification on Form 12b-25 with the Securities and Exchange Commission indicating that it was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2008 on the due date of March 16, 2009. The full text of the notification on Form 12b-25 (SEC File No. 001-11914), is hereby incorporated by reference.

The Company continues to evaluate various strategic alternatives to restructure its remaining financing agreements, the satisfaction of deferred payment amounts, obligations to noteholders and other obligations. These transactions may include a consensual restructuring, reorganization or recapitalization of the Company and may also include the filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code. The Company has engaged

Kirkland & Ellis LLP as lead restructuring counsel to advise the Company on restructuring matters, and Houlihan Lokey Howard & Zukin Capital, Inc. as a financial advisor to assist the Company in discussions with its key constituents, including creditors, current shareholders and prospective new investors, and to help evaluate and implement a recapitalization solution that addresses the issues currently facing the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 20, 2009	By:	/s/ Larry A. Goldstone
Larry A. Goldstone, Chief Executive Officer and President

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